Exhibit 10.5

AMENDMENT

TO THE

FEDERAL SAVINGS BANK

SUPPLEMENTAL DIRECTOR RETIREMENT AGREEMENT

THIS AMENDMENT to the Federal Savings Bank Supplement Director Retirement Agreement (the “Agreement”) is made by and between First Seacoast Bank (the “Bank”), a federally chartered stock savings bank and successor to Federal Savings Bank, and Erica A. Johnson (the “Director”), is entered into on this 10th day of February 2022.

WHEREAS, the Agreement was adopted on March 1, 2019; and

WHEREAS, pursuant to Section 8.1 of the Agreement, the Agreement may be amended at any time by mutual written consent of the Bank and the Director; and

WHEREAS, the Bank and the Director desire to amend the Agreement to fix the amount of the Normal Retirement Age annual benefit and the benefit payable in connection with a Change in Control.

NOW THEREFORE, the Agreement is hereby amended, effective as of January 1, 2022, as follows:

First Change

The “Amount of Benefit” in Table A of the Agreement is amended by deleting the language “70% of Final Base Fee” and replacing it with “20,000.”

Second Change

The “Amount of Benefit” next to “Change in Control” in Table B of the Agreement is amended by deleting the language “Table A Retirement Benefit, as if Director had remained continuously in active service with the Bank until the Normal Retirement Age.  For purposes of calculating the amount of the benefit, it shall be assumed that the Final Base Fee would have increased by 4% each year from the date of Change in Control to Normal Retirement Age” and replacing it with “The present value of $200,000.  The present value shall be determined by discounting a stream of ten (10) annual payments of $20,000 to the date of the Change in Control (i.e., discounting a $20,000 stream of annual payments that would commence on the date of the Change in Control to the date of the Change in Control), using the 120% of the Applicable Federal Rates (compounded semi-annually) for the month in which the Change in Control occurs.”

Third Change

Section 3.6, “Final Base Fee,” is deleted in its entirety and shall hereinafter be reserved.

Fourth Change

Anywhere in the Agreement where the name “Federal Savings Bank” appears, it will be replaced with the name “First Seacoast Bank.”

Except as otherwise amended by this Amendment, all provisions of the Agreement shall remain in full force and effect and the Agreement, and this Amendment shall be construed together and considered one and the same agreement.

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IN WITNESS WHEREOF, the Bank and the Director have caused this Amendment to be executed on the date first written above.

EXECUTIVE	FIRST SEACOAST BANK

/s/ Erica A. Johnson	/s/ James R. Brannen
Director – Erica A. Johnson	By: James R. Brannen Title: President and Chief Executive Officer